STOCK SUBSCRIPTION AGREEMENT

THE DIXIE GROUP, INC.

The undersigned participant in the Stock Ownership Plan (the "Plan") hereby subscribes for __________ shares of Common Stock of Dixie, par value of $3 per share, at a price of $____________ per share (the "Shares"), a total purchase price of $______________ (the "Purchase Price").

The undersigned participant in the Plan hereby agrees that the Purchase Price for the Shares shall be due and payable on _________________, 2002 (the third anniversary of the undersigned participant's Subscription Offering Date), if not sooner, in accordance with the Plan. The undersigned hereby acknowledge receipt of a copy of the Plan and confirms that the undersigned has read the Plan.

This subscription is subject to the terms and conditions of the Plan, including specifically, the provisions of the Plan that provide for automatic call for payment of the Purchase Price and the optional call for payment of the Purchase Price before __________________.

All shares of Common Stock issued pursuant to this subscription may be restricted shares and subject to limitations and conditions of sale, including the holding of such shares for a minimum period of time.

Executed this ________ day of _____________________, _____.

Witness	Participant's Signature
The Dixie Group, Inc. By: Chairman and CEO